Exhibit 10.6

FOURTH AMENDMENT AGREEMENT AND WAIVER

THIS FOURTH AMENDMENT AGREEMENT AND WAIVER, dated as of April 3, 2013 (this “Agreement”) is between Tower Group, Inc., a Delaware corporation (the “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator (“Bank of America”).

WHEREAS, the Borrower, the Lenders and Bank of America are parties to the Amended and Restated Credit Agreement, dated as of February 15, 2012, as amended by the First Amendment to Credit Agreement, dated as of June 22, 2012, as amended by the Second Amendment to Credit Agreement and Consent, dated November 26, 2012, as amended by the Letter Agreement, dated as of January 23, 2013, and as amended by the Limited Waiver and Amendment, dated as of March 3, 2013 (as so amended, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Borrower has given notice to the Administrative Agent and the Lenders that it is not in compliance with Section 7.02(g) of the Credit Agreement (the “Section 7.02 Default”).

WHEREAS, the Lenders have agreed to waive the Section 7.02 Default pursuant to and upon the terms and conditions of this Agreement (the “Waiver”). Consistent with the foregoing, nothing contained herein is intended or shall be deemed to constitute an acknowledgment, representation, warranty, covenant, or other agreement on the part of the Lenders that they have agreed or they will agree (i) to enter into any amendment to the Credit Agreement and the other Loan Documents on any terms and conditions other than as set forth herein or (ii) to any waiver relating to any Default or Event of Default other than the Section 7.02 Default.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. AMENDMENT TO CREDIT AGREEMENT. Section 7.02(g) of the Credit Agreement is amended by replacing “$126,200,000” with “$275,000,000”.

2. LIMITED WAIVER. Subject to the terms and conditions of this Agreement, the Lenders hereby agree to waive the Section 7.02 Default, effective April 3, 2013, subject to the provisions of Section 4 hereof.

3. REAFFIRMATION. All provisions of the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof, and the Borrower reaffirms all its agreements under the Credit Agreement and the Loan Documents, notwithstanding the occurrence of the Section 7.02 Default.

4. CONDITIONS TO EFFECTIVENESS. This Agreement will be effective once this Agreement shall have been executed and delivered by the Borrower, the Administrative Agent, and the Required Lenders.

5. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

5.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance of this Agreement by the Borrower are within its powers, have been duly authorized by all necessary action, and do not:

(a) contravene its Organization Documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any of its Subsidiaries; or

(c) result in, or require the creation or imposition of, any Lien on any of the properties of the Borrower or any of its Subsidiaries.

5.2 Defaults. The Section 7.02 Default is the only Default or Event of Default that has occurred and is continuing.

5.3 Credit Agreement Representations and Warranties. The representations and warranties set forth in Article VI of the Credit Agreement are true and correct with the same effect as if made as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

5.4 Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

6. MISCELLANEOUS.

6.1 Limited Waiver; Continuing Effectiveness, etc. This Agreement shall be strictly limited to its terms. In this Agreement, the Lenders waive no Default or Event of Default, whether presently or subsequently existing except for the Section 7.02 Default. This Agreement shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the amendments set forth herein have become effective, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby. Each other Loan Document is hereby ratified, approved and confirmed in each and every respect.

6.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby.

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6.3 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.4 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

6.5 Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart hereof, or signature page hereto, to the Administrative Agent by facsimile or in a .pdf or similar file shall be effective as delivery of a manually-executed counterpart hereof.

6.6 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

6.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TOWER GROUP, INC.

By:	/s/ Vito A. Nigro
Name:	Vito A. Nigro
Title:	Managing VP and Treasurer

Limited Waiver and Fourth Amendment Agreement

BANK OF AMERICA, N.A., as
Administrative Agent, L/C Administrator, Fronting Bank and Lender

By:	/s/ Tiffany Burgess
Name:	Tiffany Burgess
Title:	Vice President

Limited Waiver and Fourth Amendment Agreement

JPMORGAN CHASE BANK, N.A.

By:	/s/ Hector J. Verona
Name:	Hector J. Verona
Title:	Vice President

Limited Waiver and Fourth Amendment Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ James Cribbet
Name:	James Cribbet
Title:	Senior Vice President

Limited Waiver and Fourth Amendment Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Gustavus A. Bahr
Name:	Gustavus A. Bahr
Title:	Senior Vice Presidentpp

Limited Waiver and Fourth Amendment Agreement

WELLS FARGO BANK, N.A.

By:	/s/ Robert P. Callahan
Name:	Robert P. Callahan
Title:	Director

Limited Waiver and Fourth Amendment Agreement